United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2021

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

1 561 2108535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward Looking Statements

This current report on Commission Form 8-K contains forward-looking information. Any statements contained in this document that are not statements of historical fact may be deemed to be forward-looking statements. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may”, “will”, “should”, “expects”, “anticipates”, “contemplates”, “estimates”, “believes”, “plans”, “projects”, “predicts”, “potential” or “continue” or the negative of these similar terms. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether the Registrant is able to manage its planned growth efficiently and operate profitably, (c) whether it is able to generate sufficient revenues or obtain financing to sustain and grow its operations, and (d) whether it is able to successfully fulfill its primary requirements for cash. The Registrant’s actual results may differ significantly from the results projected in the forward-looking statements. The Registrant assumes no obligation to update forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with New President and Chief Executive Officer

The response to Item 5.02 relating to the replacement of Hermann Burckhardt as the Registrant’s president and chief executive officer by Karen Lynn Fordham is hereby incorporated by reference. Mr. Burckhardt will remain as a member of, and the chairman, of the Registrant’s board of directors, as well as active in consulting for the Registrant through his role as the president and chief executive officer of Qest Consulting Group, Inc., a Colorado corporation that serves as the Registrant’s strategic advisor and is the Registrant’s largest shareholder and “parent”, as that term is defined in Rule 405 of Commission Regulation C.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with the Registrant’s plan to revise and improve its management disclosed in the Registrant’s annual report on Form 10-K for the fiscal year ended October 31, 2020 and in order to provide the leadership the Registrant’s board of directors believes the Registrant requires as it enters into the healthcare field with the proposed acquisitions of Behavioral Centers of South Florida LLC and D & D Rehab Center, Inc., the Registrant has replaced Herman Burckhardt as its president and chief executive officer with Ms. Karen Lynn Fordham, MBA. Mr. Burckhardt, first elected as the Registrant’s president and chief executive officer in October of 2015, will remain as a member of and the chairman of the Registrant’s board of directors.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 2 (excluding exhibits)

Pursuant to the terms of the Registrant’s employment agreement with Ms. Fordham entered into on August 19, 2021, a copy of which is filed as exhibit 10.01 to this current report (the “Employment Agreement”), Ms. Fordham will serve as the Registrant’s principal executive officer to whom all other executive officers will be subordinate, subject to the directions of the Registrant’s board of directors. She will supervise all of the Registrant’s affairs and be responsible for implementation of the business plans approved by the board of directors and for assuring compliance by the Registrant and the Registrant personnel with all applicable laws. She will be subject to all duties and responsibilities associated with the position of chief executive officer, subject to such limitations or specifications imposed by the Registrant’s board of directors, including, serving as the Registrant’s general agent and spokesperson, subject to compliance with the directions of its board of directors. Subject to ratification by the Registrant’s board of directors, Ms. Fordham will be permitted to serve as a director of other public, private or governmental corporations, with or without compensation therefrom, and is in fact, urged to do so provided that in the event of any conflicts of interest with her duties to the Registrant, her duties to the Registrant will prevail, absent specific waiver on a case by case basis by the Registrant’s board of directors. The term of the employment agreement is five years with automatic annual renewals thereafter unless one of the parties notifies the other on a timely basis of its intention not to renew. It contains strict confidentiality and non-competition provisions requiring Ms. Fordham to devote her full time to the Registrant unless otherwise permitted by the Registrant’s board of directors. Pursuant to the terms of the Employment Agreement, Ms. Fordham will be entitled to compensation as follows:

●	Ms. Fordham will be entitled to a signing bonus of $100,000 from proceeds of the Limited Offering of the Registrant securities being effected in reliance on Commission Rule 506(b), payable within 15 business days following initial closing on such Limited Offering;

●	Ms. Fordham will be entitled to a base monthly salary, payable in arrears, of $30,000 accruing until initial closing on the Limited Offering of the Registrant securities being effected in reliance on Commission Rule 506(b);

●	Ms. Fordham will be entitled to share with the Registrant’s other senior executives approved by the board of directors in an annual cash bonus plan in an aggregate amount equal to 3% of the Registrant’s net, after tax profits, payable within 15 business days following the filing of the Registrant’s annual report on Commission Form 10-K, based on the audited financial disclosure contained therein, to be allocated among such officers in accordance with criteria established by Ms. Fordham and ratified by the Board of Directors;

●	Ms. Fordham will be entitled to participate in the Registrant’s qualified incentive equity compensation stock option plans with other senior executives entitling them, in the aggregate, to options to acquire designated Registrant securities with an aggregate market value on the grant date (which will coincide with the end of the Registrant’s fiscal year but will be determined on the date of filing of the Registrant’s annual report on Commission Form 10-K, based on the audited financial disclosure contained therein), equal to 10% percent of the Registrant’s after tax profits for the subject year, to be allocated among such officers in accordance with criteria established by Ms. Fordham and ratified by the Board of Directors; and

●	Ms. Fordham will be entitled to expense reimbursement, including reimbursement for the use of her personal automobile, or, at her option to a company vehicle, and for itemized eligible business expenses including travel, lodging and entertainment, subject to ratification by the board of directors.

The foregoing information is qualified in its entirety by the information contained in the Employment Agreement.

As of the date of this current report, Ms. Fordham does not, directly or indirectly, own any of the Registrant’s securities, a situation which is expected to change soon. Her initial priority will be closing on the BCSF acquisition and the Limited Offering; negotiating the definitive agreement with D & D; seeking additional healthcare related acquisitions; and, recruiting a complete management team including a new secretary, a new treasurer and chief financial officer, a chief compliance officer and an operational team. In addition, she will supervise the preparation of a business plan seeking to consolidate healthcare related acquisitions in order to maximize synergy and minimize costs. Acquisitions outside of the healthcare field will, unless an unusual opportunity arises, be given a lower priority until the 2022 fiscal year.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 3 (excluding exhibits)

The following information is summarized from Ms. Fordham most recent bio provided to the Registrant:

Ms. Fordham, age 46, was born and raised in Grosse Pointe, Michigan. She earned a master’s degree in business administration and a bachelor’s degree in science with minors in business, social work and criminal justice from Western Michigan University. She is an accomplished healthcare executive with more than 20 years of diverse experience specializing in operations, service line development, strategic planning, physician recruitment, process improvement and financial management for large healthcare organizations. Her experience includes managing behavioral health divisions in various large hospital settings, expertise valuable to Puget as it concentrates its emerging health care acquisition strategy towards acquiring and developing integrated health care delivery systems that fuse behavioral and traditional primary care. Analyzing her background disclosed below, the Registrant’s board of directors has determined that she is the ideal candidate to implement its healthcare related acquisition strategy as well as to consolidate and supervise healthcare related operations and determined that her management and leadership skills would work well in other areas as well.

For much of the past decade, Ms. Fordham has served in executive roles as chief operating officer and then chief executive officer with the Detroit Medical Center (DMC) system where from 2015 to 2017 she was president and chief executive officer of Huron Valley-Sinai Hospital, a 158-bed full-service community teaching hospital near downtown Detroit and Detroit Surgery Hospital, a behavioral health and acute care hospital, in the same market. Ms. Fordham was also the service line leader for two of the Detroit Medical Center’s largest service lines, Orthopedics and Sports Medicine and Imaging Services. In 2017 she founded Topside Strategies, a consulting firm working with physicians and healthcare companies across the country. Ms. Fordham served as chief executive officer of Venice Regional Bayfront Health and Gulf Coast Medical Group based in Venice, Florida from 2018 to 2020. Venice Regional Bayfront Health is a 313-bed facility and while in this role, Ms. Fordham increased the operating margin by focusing on surgical growth in orthopedics, neurosurgery, and gynecology, along with enhancing the organization’s quality scores to the highest level achievable as defined by the Leapfrog Group. Gulf Coast Medical Group was comprised of seventy-one multidisciplinary physicians across twenty-two clinic locations. Ms. Fordham also served as the president and chief executive officer of St. Joseph Hospital and St. Joseph Medical Group in Fort Wayne, Indiana where she increased earnings by 40% year over year in the first quarter under her management and increased operating margin by 28%. From 2020-2021 Ms. Fordham also served as the market chief executive officer for the East Coast Division for Wellvana Health based out of Nashville, Tennessee. In that role she acted as the primary architect and executor of the revenue strategy for that division, identifying and executing on new market and new product opportunities. She was also responsible for identifying and forming strategic partnerships that would advance the company’s growth agenda and market position.

Ms. Fordham sits on the boards of Tidewell Hospice, Avidity Home Health Care, and the Venice Chamber of Commerce, and has received many honors and awards, including inclusion in Detroit Crain’s Business Top 40 under 40 in 2014 and the 2014 Esteemed Women of Michigan. In addition, in 2019, Ms. Fordham was recognized as a Top 40 Business Professional by the Venice Gondolier and by SRQ Media as a Women in Business nominee.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 4 (excluding exhibits)

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.01	Senior Executive Employment Agreement entered into between the Registrant and Karen Lynn Fordham, MBA

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Puget Technologies, Inc.

	By:	/s/Karen Lynn Fordham/s/
Date: August 25, 2021	Karen Lynn Fordham, President and Chief Executive Officer

	By:	/s/Thomas Jaspers/s/
Thomas Jaspers, Vice President, Treasurer, Secretary and Chief Financial Officer

Puget Technologies, Inc., current report on Commission Form 8-K, Page 5 (excluding exhibits)